Exhibit 10.26(a)

CGI Finance, Inc.

1407 Fleet Street, 2nd floor

Baltimore, Maryland 21231

September 14, 2011

VIA FEDERAL EXPRESS

MARINEMAX, Inc.

18167 US Highway 19 North

Suite 300

Clearwater, FL 33764

Attention: Michael McLamb, Chief Financial Officer

Re: Notice of Extension of CGI Finance, Inc. Floor Plan Loan Agreement dated October 7, 2010 (this “Extension”)

Dear Mike:

We refer to that certain Floor Plan Loan Agreement dated October 7, 2010 by and among MARINEMAX, INC., a Delaware corporation, MARINEMAX EAST, INC., a Delaware corporation, MARINEMAX SERVICES, INC., a Delaware corporation, MARINEMAX NORTHEAST, LLC, a Delaware limited liability company, BOATING GEAR CENTER, LLC, a Delaware limited liability company, US LIQUIDATORS, LLC, a Delaware limited liability company, and NEWCOAST FINANCIAL SERVICES, LLC, a Delaware limited liability company (each a “Borrower” and collectively the “Borrowers”), and CGI FINANCE, INC., a Delaware corporation (together with its successors and assigns, “Lender”) (the “Agreement”). Capitalized terms used but not defined in this Extension shall have the meanings assigned to them in the Agreement.

In accordance with Section 2.04(b) of the Agreement Lender is pleased to hereby notify Borrowers of the extension of the Termination Date of the Floor Plan Credit. Hereafter the Termination Date of the Floor Plan Credit extended to Borrowers under the Agreement shall be August 31, 2012, unless that date is further extended by Lender in its sole and absolute discretion in accordance with Section 2.04(b) of the Agreement.

This Extension is the first occasion of a grant by Lender of a request by Borrowers for an extension of the Termination Date of the Floor Plan Credit.

By countersignature below, Borrowers (1) acknowledge the receipt and sufficiency of this Extension, (2) affirm and restate the representations and warranties specified at Article 5 of the Agreement, and (3) acknowledge that, except as expressly modified and superseded by this Extension, the terms and provisions of the Agreement and the other Credit Documents are

MarineMax, Inc.

Extension of CGI Finance, Inc. Floor Plan Loan Agreement dated October 7, 2010

September 14, 2011

ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement and the other Credit Documents, as hereby extended, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Yours truly

Herve Bonnet

President and Chief Executive Officer

Acknowledged and agreed, this 15th day of September 2011:

MarineMax, Inc.

MarineMax East, Inc.

MarineMax Services, Inc.

MarineMax Northeast LLC

US Liquidators, LLC

Newcoast Financial Services, LLC

By:
Print Name: Michael H. McLamb
Its: EVP
Being duly authorized

Boating Gear Center, LLC

By:	MarineMax East, Inc.,
its sole member

By:
Print Name: Michael H. McLamb
Its: EVP
Being duly authorized